EXHIBIT 3



                        AMENDED AND RESTATED BY-LAWS

                                     OF

                        DENDRITE INTERNATIONAL, INC.

                                 ARTICLE I.
                                SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held either within or without the State of New Jersey, at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, or in the absence of Board action designating the time for such meeting, on the third Tuesday of May of each year beginning with the year 1996 (or if such day be a legal holiday, then on the next succeeding day not a holiday) at 10:00 o'clock in the morning, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

      Section 2. Delayed Annual Meeting. If for any reason the annual meeting of the shareholders shall not be held on the day designated pursuant to Section 1 of this Article, or on any subsequent day to which it shall have been duly adjourned, such meeting may be called and held as a special meeting, and the same proceedings may be had and the same business may be transacted at such meeting as at any annual meeting.

      Section 3. Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President, at such times and at such place either within or without the State of New Jersey as may be stated in the call or in a waiver of notice thereof.

      Section 4. Notice of Meetings. Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each shareholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all shareholders entitled to vote either are present in person or by proxy, or waive notice in writing, either before or after the meeting.

      Section 5. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the shareholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

      Section 6. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if he is not present, by the President, or if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of the meeting, if present.

      Section 7. Voting. At each meeting of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be either in writing and signed, or given by telegram, cable, or by any means of electronic communication which results in a writing.

         A complete list of the shareholders entitled to vote at each such meeting, arranged in alphabetical order (within each class, series or group of shareholders maintained by the Corporation for convenience of reference) with the address of each, and the number of shares registered in the name of each shareholder, shall be prepared by the officer or agent having charge of the stock transfer books and shall be produced or available by means of a visual display and kept at the time and place of the meeting during the whole time of the meeting and may be inspected for reasonable periods by any shareholder who is present.

      Section 8. Inspectors of Election. The Board of Directors in advance of any meeting of shareholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote, shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                ARTICLE II.
                                 DIRECTORS

      Section 1. Number, Quorum, Term, Vacancies, Removal. Unless otherwise specified to the contrary in the Certificate of Incorporation, the Board of Directors of the Corporation shall consist of at least one but not more than eighteen persons. The number of directors may be determined by a resolution passed by a majority of the whole Board or by the affirmative vote of at least a majority of the votes cast by holders of shares entitled to vote for the election of directors.

         A majority of the members of the Board of Directors then holding office shall constitute a quorum, which in no case shall be less than one-third of the total number of directors or less than two directors, except that when the entire Board consists of one Director, then one director shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

         Unless otherwise specified in the Certificate of Incorporation, directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced.

         Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, increase in the authorized number of directors, or otherwise, other than removal of a director with or without cause by a vote of the shareholders, or is scheduled to occur pursuant to a resignation tendered to the Board effective at a future date, it shall be filled by a majority of the directors then holding office though less than a quorum (except as otherwise provided by law), or in the case of a subsequently effective resignation, by such a majority of the directors including the resignee, or by the shareholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

         Any one or more of the directors of the Corporation may be removed with or without cause at any time by the affirmative vote of the majority of the votes cast by holders of shares entitled to vote for the election of directors, or removed with or without cause at any time by a majority of the whole Board, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in these By-Laws. A majority of the whole Board may suspend any one or more of the directors of the Corporation pending a final determination that cause for removal exists.

      Section 2. Meetings, Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of New Jersey, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of a majority of directors, the Chairman of the Board, if one be elected, or the President, by oral, telegraphic or written notice, duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board or of any special meeting when its time and place are determined in advance by a quorum of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

      Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, including meetings by telephone conference call or similar means of communication, unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

      Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

      Section 5. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members, The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

      Section 6. Directors' Voting; Quorum of Board of Directors and Committees. Each director shall have one vote at meetings of the board or at meetings of board committees unless the Certificate of Incorporation provides the director is entitled to more than one vote pursuant to a provision in the certificate of incorporation consistent with N.J.S.A. subsection l4A:6-7.l(2).

         The certificate of incorporation may provide either that one or more directors elected by the holders of shares of a class or series shall have more than one vote or that the shareholders at an annual or special meeting shall have the right to designate one or more directors who shall have more than one vote. The certificate of incorporation shall also specify either the number of votes which those directors shall have or that the shareholders electing those directors shall have the right to specify the number of votes which the directors shall have. Any person appointed by the board to fill a vacancy of a directorship with more than one vote shall have only one vote unless otherwise provided by the certificate of incorporation. If a director has more than one vote as provided in this subsection, any reference to the vote or act of a majority of the board, of the directors, or of the entire board, or similar language, means the vote or act of directors who are entitled to cast a majority of the votes.

         The participation of directors with a majority of the votes of the entire board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the certificate of incorporation or the By-laws provide that a greater or lesser proportion shall constitute a quorum, which in no case shall be less than one-third of the votes of the entire board or committee.

         Any action approved by a majority of the votes of directors present at a meeting at which a quorum is present shall be the act of the board or of the committee, unless this act, or the certificate of incorporation or the By-laws requires a greater proportion, including a unanimous vote.

Section 7.  Advance Notice of Director Nominations.

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

         In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation.

         To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a shareholder's notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

         No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination is defective and such defective nomination shall be disregarded.

         No business may be transacted at an annual or special meeting of shareholders, other than business that is specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors.

                                ARTICLE III.
                                  OFFICERS

      Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

      Section 2. Term of Office. The officers shall hold office until their successors are chosen and qualify.

      Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

      Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignations shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

      Section 6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 7. President. The President shall be the chief executive officer of the corporation and, in the absence of the Chairman, shall preside at all meetings of the Board of Directors, and of the shareholders. He shall exercise the powers and perform the duties usual to the chief executive officer and, subject to the control of the Board of Directors, shall have general management and control of the affairs and business of the Corporation; he shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors) and fix their compensation; and he shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to execute bonds, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 8. Vice Presidents. If chosen, the Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Such Vice Presidents shall have the power to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation, and shall do and perform such other duties incident to the office of Vice President and as the Board of Directors, or the President, shall direct.

      Section 9. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all notes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

      Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

      Section 11. Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                ARTICLE IV.
                              INDEMNIFICATION

      Section 1. Actions By Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or trustee of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and
(2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he
(a) is or was an employee or agent or the legal representative of a director, officer, trustee, employee or agent of the Corporation or of any absorbed constituent corporation, or (b) is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of such a person against expenses, costs, disbursements (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by him in good faith and in connection with such action, suit or proceeding if he acted in a manner he generally believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

      Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, or is or was serving at the request of the Corporation or of any absorbed constituent corporation, as a director, officer, trustee, employee, agent of or participant, or the legal representative of any such person in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his duty to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the New Jersey Superior Court or such other court shall deem proper.

      Section 3. Successful Defense. To the extent that a person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, has been successful on the merits or otherwise in defense of any action, suit proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, trustee, employee, agent, or the legal representative thereof, is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel for a written opinion, or (3) by the shareholders.

      Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final distribution of such action, suit or proceeding as authorized in the specific case, in the same manner as a determination that indemnification is proper under Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation pursuant to this Article.

      Section 6. Rights of Indemnity not Exclusive. The indemnification provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the certificate of incorporation of the Corporation or any By-Law agreement, vote of shareholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent or the legal representative thereof, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger or the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such or by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, Section l4A:3-5 of the New Jersey Business Corporation Act, or otherwise.

      Section 8. Invalidity of any Provision of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

                                ARTICLE V.
                               CAPITAL STOCK

      Section 1. Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock in such form (including punch cards, magnetically coded or otherwise treated forms to facilitate machine or automatic processing) as the Board of Directors may from time to time prescribe. Each certificate of stock shall in any event state upon its face all matters required by law. The certificates of stock shall be signed by the Chairman of the Board, if any, or by the President or a Vice President and may be countersigned by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Any or all signatures upon a certificate may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

      Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such acts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                ARTICLE VI.
                    CONTRACTS AND FINANCIAL TRANSACTIONS

      Section 1. Contracts. When the execution of any contract, conveyance, or other instrument, has been authorized by the Board of Directors, or in the case of such contract, conveyance or other instrument , between the Corporation and any director or any corporation, firm, association or entity in which a director of the Corporation has a direct or indirect interest, has been authorized as set out in the New Jersey Business Corporation Act, without specification as to the executing officer, the President, or a Vice President may execute the same in the name and on behalf of the Corporation, and the Secretary, an Assistant Secretary or the Secretary-Treasurer may attest to that execution and affix the corporate seal thereto.

      Section 2. Checks, Notes, Etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

      Section 3. Loans to Directors, Officers And Employees. The Corporation may authorize the loaning of money, guaranteeing of obligations or other assistance to any director, officer or employee of the Corporation or of any subsidiary whenever in judgment of the Board such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. Any such loan, guarantee or assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board shall approve.

                               ARTICLE VII.
                          MISCELLANEOUS PROVISIONS

      Section 1. Registered Office and Agent. The registered office of the Corporation shall be located at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960-6797. The Corporation may have other offices either within or without the State of New Jersey at such places as shall be determined from tine to time by the Board of Directors or the business of the Corporation may require, The registered agent at such office is John E. Bailye.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

      Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

      Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of New Jersey, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

      Section 5. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all rights and powers, including any right to vote, incident to any stock owned by the Corporation, other than stock of the Corporation, shall be exercised in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation in no more restricted manner or limited extent than would apply to any owner thereof.

      Section 6. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the New Jersey Business Corporation Act (the "Act") and the Certificate of Incorporation as they may be amended from time to time. If any provisions in these By-Laws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of the Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.

                               ARTICLE VIII.
                                 AMENDMENTS

      Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of shareholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new by-laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board; provided that any by-law adopted by the Board may be amended or repealed by the shareholders in the manner set forth above.

         Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the shareholders, or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.

                                ARTICLE IX.
                              WRITTEN CONSENT

         Unless otherwise provided in the certificate of incorporation, any action required by this Article IX to be taken at any annual or special meeting of shareholders of the Corporation, or any action that may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Act if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in Section 14A:5-6 of the Act.

         In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, to the attention of the secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the board of Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Article IX as a "Consent"), the secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consents. No consent to corporate action in writing without a meeting shall be effective unless delivered to the Corporation within sixty (60) days following the record date relating thereto fixed pursuant to this Article IX.

                                ARTICLE X.
                  EFFECTIVE DATE, EFFECT ON PRIOR BY-LAWS

      Section 1. Effective Date. These By-Laws shall take effect as of February 16, 2001 (the "Effective Date"), the date of approval hereof by the Board of Directors of the Company.

      Section 2. Effect on Prior By-Laws. As of the Effective Date, these By-Laws shall replace and supersede all existing and prior by-laws of the Corporation, which hereby are repealed.